Exhibit 10(z)

Form of Amendment for Paul House and Don Schroeder

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

Between

THE TDL GROUP CORP.

And

TIM HORTONS INC.

And

[Employee]

WHEREAS, The TDL Group Corp., Tim Hortons Inc. (“THI”) and [Employee] (the “EXECUTIVE”) previously entered into that employment agreement effective as of September 28, 2009 (“Agreement”); and

WHEREAS, the EXECUTIVE became the direct employee of THI commencing January 4, 2010 and, therefore, The TDL Group Corp. is no longer the EXECUTIVE’S “Employer”; and

WHEREAS, the parties mutually desire to amend the Agreement as provided herein to be effective on February 24, 2010 (the “Effective Date”).

NOW THEREFORE, in consideration of the foregoing, the past, current and future services to be performed by the EXECUTIVE, and the EXECUTIVE’S continued employment with the Employer pursuant to the terms and conditions of the Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Effective as of January 4, 2010, whenever the defined term “Employer” is used in the Agreement, it shall mean THI, and THI shall have all the rights and benefits owing to “Employer” under the Agreement, and THI shall be required to perform all of the obligations of the “Employer,” as set forth in the Agreement. The TDL Group Corp. is hereby discharged and released from all liabilities and obligations under the Agreement and hereby relinquishes all rights thereunder, to be effective as of the Effective Date.

2.	Section 6 of the Agreement is hereby deleted in its entirety and replaced by the following:

Section 6. Effect of a Change in Control on Equity Awards. If, during the Employment Term, the EXECUTIVE’S employment shall be terminated (i) by the Employer other than for Cause or death or (ii) by the EXECUTIVE for Good Reason, (a) any options to purchase shares of THI and any stock appreciation rights or restricted stock units, or other equity awards granted by THI to the EXECUTIVE, which are not yet fully vested and exercisable, shall become fully vested and exercisable, and (b) any restrictions remaining at that time on any stock award to the EXECUTIVE by THI shall lapse. If, during the Employment Term, the EXECUTIVE’S employment is terminated by the Employer for Cause, by the EXECUTIVE’S death, or by the EXECUTIVE other than for Good Reason, the treatment of any options to purchase shares of THI, any stock appreciation rights or restricted stock units, or other equity awards granted by THI to the EXECUTIVE, or any stock award to the EXECUTIVE by THI shall be determined pursuant to the terms of the Tim Hortons, Inc. 2006 Stock Incentive Plan, which shall be in effect as of the applicable time.

3.	Section 8.2 is hereby deleted in its entirety and replaced with:

[Intentionally Deleted]

4.	The fourth and fifth lines of Section 8.5, are hereby amended by inserting the following after “September 28, 2009” and before “(the “Recoupment Policy”),”:

, as may be amended from time to time thereafter.

5.	Section 8.5(d) is hereby deleted in its entirety and the following is hereby substituted therefor:

(d) the EXECUTIVE acknowledges having received a copy of the Recoupment Policy.

6.	Section 8.5 is hereby amended by adding the following as a second paragraph:

Notwithstanding anything to the contrary contained herein, all payments, awards, and other amounts payable or due to the EXECUTIVE hereunder are subject to THI’s (or an affiliate of THI’s) right to reclaim, or require forfeiture of, such payments or other amounts in accordance with the terms of any separate agreement, understanding, or arrangement between the EXECUTIVE and THI, or any affiliate of THI, including but not limited to any employment agreement, offer letter for initial employment, promotional letter setting forth the terms of the EXECUTIVE’S promotion, change in control agreement, and/or post-employment covenant agreement, including but not limited to the Post-Employment Covenant Agreement.

7.	A new Section 19 is hereby added as follows:

Section 19. Additional Terms Set Forth in Post-Employment Covenant Agreement. The EXECUTIVE and THI have entered into the Post-Employment Covenant Agreement, dated March 1, 2010 (the “Post-Employment Covenant Agreement”), which sets forth obligations on the EXECUTIVE regarding confidentiality, non-competition, non-solicitation and others. The terms of the Post-Employment Covenant Agreement shall apply in addition to all of the terms set forth herein (and not in replacement of any of the terms hereof), and a breach of the terms of the Post-Employment Covenant Agreement shall result in a breach of the terms of this Agreement as well.

IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this First Amendment to be effective as of the Effective Date.

TIM HORTONS INC.	THE TDL GROUP CORP.

By:	By:
Its:	Its:

EXECUTIVE

[insert name]